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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Outsource International, Inc. on Form S-8 of our report dated May 17, 2000, except for paragraphs one through five of Note 17, as to which the date is August 15, 2000 and paragraph six of Note 17, as to which the date is September 13, 2000, appearing in Registration Statement No. 333-48926 on Form S-1 of Outsource International, Inc.


/s/ DELOITTE & TOUCHE LLP
---------------------------
DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
March 13, 2001